SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant:                               [X]
Filed by a party other than the registrant:            [ ]

Check the appropriate box:


[ ]         Preliminary proxy statement
[X]         Definitive proxy statement
[ ]         Definitive additional materials
[ ]         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          Pax World Fund, Incorporated
                       ----------------------------------
                (Name of Registrant as Specified in Its Charter)

                          Pax World Fund, Incorporated
                       ----------------------------------
                   (Name of Person[s] Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):


[ ]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]      Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

(1)      Title of each class of securities to which transaction applies:


(2)      Aggregate number of securities to which transaction applies:


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


(4)      Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

(2)      Form, schedule, or registration statement no.:

(3)      Filing party:

(4)      Date filed:




                                 PAX WORLD FUND,
                                  INCORPORATED

                                 --------------

                                 PROXY STATEMENT
                                  AND NOTICE OF
                               SPECIAL MEETING OF
                                  SHAREHOLDERS

                                 --------------


                           FRIDAY, SEPTEMBER 27, 1996







TABLE OF CONTENTS
- -----------------



                                                                            Page
                                                                            ----
President's Letter                                                             1
Notice of Special Meeting                                                      2
Proxy Statement                                                                3
Principal Terms of the Proposed Acquisition Agreement                          3
   Proposal A -- Approval of Investment Advisory Contract                      5
      Terms of the Proposed New Contract                                       6
      Reasons for the Directors' Approval                                      7
      Recommendation                                                           7
      Effect of Failure to Approve New Contract                                7
Directors and Officers                                                         8
Information Regarding Brokerage                                               10
Other Business                                                                11
Expenses of Proxy Solicitation                                                11
Exhibit A -- Investment Advisory Contract                                    A-1





                          PAX WORLD FUND, INCORPORATED
                                224 STATE STREET
                         PORTSMOUTH, NEW HAMPSHIRE 03801

To Pax World Fund Shareholders:


    I am pleased to inform you on behalf of Pax World Fund, Incorporated (the "Fund"), that the Fund's Adviser (Pax World Management Corp. (the "Adviser")), has arranged for the sale of its outstanding capital stock to certain members of the Shadek Family of New Jersey. These members of the Shadek family have had outstanding careers in the securities industry, financial management, advertising, and marketing. Looking forward to an adviser for the twenty-first century, the independent Directors have approved and recommend this sale.


     In this regard, enclosed are (1) a Notice of Meeting, (2) Proxy Statement, and (3) Proxy Card for a Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held at 10:00 AM on September 27, 1996 at the State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02210.

    The purpose of the Special Meeting is for the shareholders of the Fund (the "Shareholders") to vote on the approval of a new Investment Contract between the Fund and the Adviser. A shareholder's vote is required due to the change in ownership of the Adviser's stock.

    In accordance with the Investment Company Act of 1940 as amended, the acquisition of the stock of the Adviser by certain members of the Shadek family automatically terminates the present Investment Advisory Contract between the Adviser and the Fund. Therefore, one of the conditions to the parties' consummation of the Acquisition Agreement is approval by the Shareholders of a new Investment Advisory Contract between the Adviser and the Fund. The terms of the proposed Investment Advisory Contract are substantially the same as the terms of the present Advisory Contract with the Fund.

    I wish to stress that from the perspective of the Fund's shareholders, most things will not immediately change. During the first year of transition, Anthony
S. Brown will remain as Executive Vice President, Treasurer and Portfolio Manager. Luther E. Tyson will remain as President of the Fund. State Street Bank & Trust Company will continue to be the Bank of Deposit. PFPC of Wilmington, DE will continue to be the Fund's Transfer and Disbursing Agent. There will be no advisory fee change. The current Independent Directors will continue in office. Nothing will be changed in the social and economic criteria of the Fund. Pax World Fund, Incorporated will continue to be the leader in socially responsible investing.

    The Independent Directors of the Fund believe that the purchase by the new owners of the Adviser will enhance the financial services provided by the Fund, augment the organization and provide continuity of management, all of which will ensure the continued ability of the Adviser to provide shareholders with investment management and administrative services of the quality they have come to expect into the next century. Accordingly, the Board of Directors of the Fund have approved this proposed transaction and recommends that the Shareholders similarly vote in favor.
                                            Sincerely,

                                            LUTHER E. TYSON, President


Pax World Fund, Incorporated.
August 21, 1996






                          PAX WORLD FUND, INCORPORATED
                                224 STATE STREET
                         PORTSMOUTH, NEW HAMPSHIRE 03801
                            TELEPHONE: 1-800-767-1729


                                 --------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 27, 1996

                                 --------------


    A special meeting of shareholders (the "Special Meeting") of Pax World Fund, Incorporated (the "Fund") will be held at the State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02210 on September 27, 1996 at 10:00 AM for the following purposes:


       (A) To approve a new investment advisory contract between the Fund and Pax World Management Corp., a Delaware corporation (the "Adviser"), to become effective upon the consummation of the proposed acquisition of the stock of the Adviser by the purchasers described in the accompanying Proxy Statement.

       (B) To transact such other business as may properly come before such special meeting or any adjournment thereof.

    Only shareholders of record at the close of business on August 9, 1996 will be entitled to vote at the Special Meeting.

                                            By Order of the Board of Directors

                                            WILLIAM M. PRIFTI, Secretary


August 21, 1996
Portsmouth, New Hampshire



                                       2




                          PAX WORLD FUND, INCORPORATED
                                224 STATE STREET
                         PORTSMOUTH, NEW HAMPSHIRE 03801
                            TELEPHONE: 1-800-767-1729


                                 PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by and of behalf of the non-interested members of the Board of Directors of Pax World Fund, Incorporated (the "Fund") to be used at the Special Meeting of Shareholders to be held at the State Street Bank and Trust Company, 225 Franklin Street, Boston, MA at 10:00 AM on September 27 , 1996 (the "Special Meeting") for the purposes set forth in the accompanying notice.


    This Proxy Statement has been mailed pursuant to instructions from the executive offices of the Fund located at Portsmouth, New Hampshire and has been sent through its transfer agent, PFPC,Inc.


    Shares of the Fund represented by a proxy properly signed and returned, unless revoked, will be voted at the Special Meeting in accordance with instruction thereon. If a proxy is signed and returned without indicating any voting instructions, the shares of the Fund represented by the proxy will be voted FOR Proposal A and B.

    Any shareholder of the Fund ("Shareholder") giving a proxy prior to the Special Meeting may revoke it by a writing delivered to the Fund or by voting in person at the Special Meeting.


    Shareholders of record at the close of business on August 9, 1996 are entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of August 9, 1996, there were 29,575,213 shares outstanding. Shareholders of record at the close of business on August 9, 1996 will be entitled to one vote for each share held.


    As of the record date, no shareholder, to the knowledge of the Fund, beneficially owned more than 5% of the Fund's outstanding shares.


    A copy of the most recent annual report may be obtained without charge upon request by a shareholder in writing or by telephone.



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. SHOULD YOU ATTEND THE MEETING AND WISH TO CHANGE YOUR VOTE, YOU MAY FILE A NEW PROXY AT THAT TIME.

           PRINCIPAL TERMS OF THE PROPOSED ACQUISITION AGREEMENT

    The Board of Directors of the Fund is proposing for shareholder approval at the Special Meeting a new investment advisory contract with Pax World Management Corp. (the "Adviser") in connection with the proposed acquisition of all of the issued and outstanding stock of the Adviser by certain members of the Shadek family of New Jersey.



                                        3



    The following table describes the persons who are purchasing the stock held by the present holders of the stock of the Adviser, and the age of such purchasers.


                                                             PROPOSED PERCENTAGE
                                                                OF OWNERSHIP
                                                                OF PAX WORLD
                                                      AGE     MANAGEMENT CORP.

Laurence A. Shadek                                    46             25%
Thomas F. Shadek                                      45             25%
James M. Shadek                                       44             25%
Katherine Shadek Boyle                                36             25%


    Laurence A. Shadek is an Executive Vice President of H.G. Wellington & Co., Inc. and has been associated with that firm since March 1986. He was previously associated with Stillman, Maynard & Co., where he was a general partner. Mr. Shadek's investment experience includes 12 years as Limited Partner and Account Executive with the firm Moore & Schley. He is a graduate of Franklin & Marshall College (BA) and New York University, School of Graduate Business Administration
(MBA).

    Thomas F. Shadek is a graduate of Columbia College and holds an MBA from Columbia Graduate School of Business. For the last eight years, he has headed his own direct marketing business in San Diego, California. He is currently an officer and shareholder of Direct Marketing Enterprises, Inc., Wildlife Education, Ltd., Seawood Broadcasters, Inc. and Lompoc Gala, Inc.

    James M. Shadek is a graduate of Columbia College and holds an MBA from New York University, Graduate School of Business. He has worked in the brokerage business as an account executive for the past seventeen years and currently is employed as such at H.G. Wellington & Co., Inc.

    Katherine Shadek Boyle is a graduate of Franklin & Marshall College and Tobe Coburn School of Fashion Marketing. In addition to having had employment experience in public relations and fashion research, Ms. Boyle worked for four years at the brokerage firm of Stillman, Maynard & Co.


    While some of the buyers have experience in managing investment portfolios and privately held companies, they have no experience in managing a public investment company. Accordingly, they will engage Thomas W. Grant to be an officer of the Adviser and the Fund. Mr. Grant has previously served on the board of directors of a publicly-held investment company and has also been responsible for the formation of a mutual fund.


    Thomas W. Grant, who it is proposed will become President of the Adviser, is currently the President of H.G. Wellington & Co., Inc. and has been associated with that firm since 1991; Mr. Grant served previously with the firm of Fahnestock & Co. for twenty years as a partner, managing director and senior officer. His duties encompassed branch office management, corporate finance, syndication and municipal and corporate bonds. He is a graduate of the University of North Carolina (BA).

    H.G. Wellington & Co., Inc. of which Mr. Laurence A. Shadek is an officer and shareholder, is a Delaware corporation authorized by its charter to engage in the activities of a broker dealer and also engages in investment advisory activities. Mr. Shadek and members of his family own a 26.76% interest in said brokerage firm.


                                       4



    Under the terms of the Acquisition Agreement between the purchasers and the sellers, dated as of August 9, 1996 (the "Acquisition Agreement") all of the outstanding stock of the Adviser will be acquired by the purchasers. The total consideration to be paid to Messrs. Tyson, J. Elliott Corbett and Brown and to Mr. Paul V. Brown, Jr., an additional stockholder of the Adviser, will be not less than $15,000,000 in the aggregate and will be paid to each seller in proportion to their holdings of stock.

    Consummation of the acquisition is subject to several conditions, including approval by the Shareholders of the new Investment Advisory Contract between the Adviser and the Fund (the "New Contract"). Provided that all conditions and provisions of the Acquisition Agreement are either satisfied or waived, the closing of the acquisition will take place on or shortly after the Special Meeting. The corporate officers of the Adviser following the consummation of the acquisition will be: Chairman -- Laurence A. Shadek; President -- Thomas W. Grant; Senior Vice President Marketing -- Thomas F. Shadek; Senior Vice President for Social Research -- James M. Shadek; Senior Vice President -- Katherine Shadek Boyle. In addition, Anthony S. Brown will serve as an Executive Vice President and Treasurer of the Adviser and continue as Portfolio Manager. Luther E. Tyson will serve as Executive Vice President of the Adviser. Messrs. Laurence Shadek and Thomas Grant will become Directors of the Adviser and of the Fund.

    The Adviser is authorized to issue 16,000 shares of common stock of which 13,175 shares are outstanding. The Adviser serves as investment adviser to the Fund and has so served since August 5, 1971. Luther E. Tyson, J. Elliott Corbett and Anthony S. Brown each own approximately 29% of the voting common stock of the Adviser. Luther E. Tyson is the President and a Director of the Adviser, J. Elliott Corbett is the Vice President and a Director of the Adviser, and Anthony
S. Brown is Vice President, Treasurer and Assistant Secretary and a Director of the Adviser. The foregoing persons have held these positions since 1971.

    To assure continuity of the Fund's policies and performance, Messrs. Tyson and Brown have agreed to enter into employment agreements with the Adviser for a period of one year following the consummation of the acquisition. Pursuant to such employment agreements Mr. Tyson will receive a salary of one hundred twelve thousand five hundred dollars ($112,500) for serving as Executive Vice President of the Adviser and continuing his functions with the Fund and Mr. Anthony S. Brown will receive a salary of one hundred eighty seven thousand five hundred dollars ($187,500) for serving as Executive Vice President of the Adviser. Mr. Brown continues as Treasurer of the Adviser and of its Fund and as Portfolio Manager for the Fund. Both agreements also contain bonus and non-compete provisions.

             PROPOSAL A -- APPROVAL OF INVESTMENT ADVISORY CONTRACT
                         WITH PAX WORLD MANAGEMENT CORP.

    Under the present contract, the Adviser provides the Fund with investment advice, in accordance with the Fund's investment policy, limitations and restrictions, keeps the books and records of the Fund and computes the value of the principal income of the Fund and its shares. In addition, the Adviser furnishes the Fund with office space, clerical and management services, statistical research and analytical and technical services. The Fund bears the costs of all administrative activities performed by the Adviser which are required in selling the Fund's shares including without limitation, printing and mailing costs of Fund share certificates, the commission or fees of the custodian, transfer agent and dividend disbursing agent, independent accountants,


                                       5



independent directors and legal counsel. The Fund will also bear any expenses of the Adviser in connection with the Fund's administrative activities performed by the Adviser under the present contract which are directly connected with, or required by virtue of the act of selling the Fund's shares including without limitation, reports, notices to Fund's shareholders, proxy materials, taxes, commissions and other expenses in connection with the purchase and sale of Fund investments: provided, however, that the Adviser pays any Fund expenses other than taxes and brokerage commissions in excess of one and half percent per annum.


    The Adviser is paid a monthly fee based on daily average net assets of the Fund at an annual rate of three quarters of one percent ( 3/4 of 1%) of the Fund's average daily net asset value on the first twenty five million dollars ($25 million) and one half of one percent ( 1/2 of 1%) of the Fund's average daily net asset value in excess of that figure. The Adviser earned fees totaling $2,192,000 for fiscal year ended 1995 $2,091,000 for fiscal year ended 1994, and $2,489,000 for fiscal year ended 1993. The net asset value of the Fund on August 9, 1996 was $497,424,241.


    Approval of the present contract was obtained on December 14, 1995 by vote of all of the Fund's Directors, including a majority of those directors who are not "interested persons" (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")). The terms of the present contract provide for it to remain in force from year to year so long as renewal thereof is specifically approved at least annually by the Board of Directors of the Fund. Such approval by the Directors has been given since the Fund was formed in 1971.

TERMS OF THE PROPOSED NEW CONTRACT

    As required by the 1940 Act, the present contract provides that it will automatically terminate in the event of its "assignment". The 1940 Act defines the term "assignment" to include a direct or indirect transfer of a controlling interest in the Fund's adviser. Since the sale by the shareholders of the Adviser constitutes an "assignment" of the present contract, under the 1940 Act, the present contract will automatically terminate upon the closing of the acquisition.

    On July 11, 1996, the Directors of the Fund unanimously approved the New Contract, to become effective simultaneously with the closing of the acquisition of the stock of the Adviser. A copy of the proposed New Contract is attached hereto as Exhibit A.

    The new contract contains no new substantive provisions. Both the present and the New Contracts provide that the Adviser is to receive a monthly fee for its services equal to a percent of the Fund's average daily net asset value as follows: three quarters of one percent ( 3/4 of 1%) of the first twenty five million dollars ($25 million) and one half of one percent ( 1/2 of 1%) of the Fund's average daily net asset value in excess of that figure.


    The New Contract contains the same provisions as the present contract with respect to renewal and termination by the Fund. The New Contract will remain in effect until June 30, 1997 and from year to year thereafter, provided its continuance is approved at least annually by vote of at least a majority of the disinterested directors of the Fund. Further, the New Contract may be terminated by either party upon 60 days prior written notice and will automatically terminate in the event of its "assignment" as defined in the 1940 Act.



                                        6



REASONS FOR THE DIRECTORS' APPROVAL


    The Directors of the Fund, including the disinterested Directors, considered the proposed change in control of the Adviser and the proposed New Contract at a meeting held on July 11, 1996. The Directors requested and received relevant information from the Adviser and the purchasers regarding the purchaser's acquisition of the stock of the Adviser.


    The disinterested Directors analyzed and considered all aspects of the proposed sale. They met with representatives of the Adviser and the purchasers. All the Directors were informed by the Adviser and the purchasers that they expect the Adviser to continue to operate without substantial change as a result of the acquisition. They were further informed by the purchasers that they intend to adhere to the social responsibility aspects regarding the Fund's investment philosophy with the present Fund and with any further funds that may be established.

    The disinterested Directors considered among other things that (1) the acquisition has been structured in an effort to ensure the continuity of advisory services through retention of substantially all of the Adviser's personnel and the addition of personnel of the purchasers; and that (2) during a transition period of at least one year, the day-to-day business operation of the Adviser will be managed by substantially the same individuals who presently manage the Adviser. In addition, the disinterested Directors have considered the experience and performance records of the personnel of the purchasers, the opportunities for the growth of the Fund and the fact that the New Contract is on the same terms as the present contract including the investment advisory fee charged to the Fund. In addition, the disinterested Directors have taken into consideration the current age of the interested directors (e.g. Messrs. Tyson, Corbett and Brown) and the desire by the managing directors of the Fund to be relieved of the responsibility of continued management indefinitely of the Fund, having been involved in such endeavor for more than the past 26 years.


    After review of the information and representations provided them, the independent Directors determined that the New Contract would be in the best interest of the Fund and its shareholders. Accordingly, the Directors present at the meeting of the Board held on July 11, 1996 (including a majority of the independent Directors) voted unanimously to approve the New Contract between the Fund and the Adviser, subject to approval by a majority of the outstanding shares of the Fund, to become effective upon consummation of the acquisition.


RECOMMENDATION

    THE DIRECTORS OF THE FUND BELIEVE THAT THE NEW CONTRACT WITH THE ADVISER IS IN THE BEST INTEREST OF THE FUND AND ITS SHAREHOLDERS AND, ACCORDINGLY, HAVE APPROVED THE NEW CONTRACT AND RECOMMEND THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL AS DISCUSSED ABOVE.

EFFECT OF FAILURE TO APPROVE THE NEW CONTRACT

    IF THE NEW CONTRACT IS NOT APPROVED BY THE FUND'S SHAREHOLDERS AT THE SPECIAL MEETING, THE PRESENT CONTRACT WILL CONTINUE IN EFFECT IN ACCORDANCE WITH ITS TERMS AND THE ADVISER AND THE PURCHASERS HAVE THE RIGHT TO TERMINATE THE ACQUISITION AGREEMENT. IN SUCH EVENT, THERE IS NO GUARANTEE THAT THE ADVISER WILL BE ABLE TO ATTRACT ANY OTHER PURCHASERS WHO ARE AS COMMITTED TO THE FUND'S POLICIES AS IS THE SHADEK FAMILY.



                                       7


                          DIRECTORS AND OFFICERS

    As of August 9, 1996 the present Directors and Officers of the Fund as a group (nine persons) own beneficially less than 1% of the outstanding shares of the Fund. The current Directors are as follows:




                                                                              FUND SHARES OWNED
                NAME, PRINCIPAL OCCUPATION                  DIRECTOR           BENEFICIALLY ON
                DURING THE LAST FIVE YEARS                    SINCE    AGE     AUGUST 9, 1996
                --------------------------                    -----    ---       -----------
Luther E. Tyson*, President and Chairman of the                1970     73          22,795
   Board of Directors from inception (1970) to date; from
   inception to date President and a Director of the
   Investment Adviser.

J. Elliott Corbett*, Vice President and a Director of the      1970     74          11,702
   Fund and holds similar positions with the Investment
   Adviser from inception (1970) to the present date.

Anthony S. Brown*,  Vice  President,  Treasurer and            1970     61          12,027
   Director of the Fund and holds similar positions with
   the Investment Adviser from inception (1970) to the
   present date.

Raymond L. Mannix, a Director of the Fund currently            1970     94           1,215
   retired and a trustee of several private trusts.

C. Lloyd Bailey, a Director of the Fund, retired.              1970     78           1,873

Ralph M. Hayward, a Director of the Fund, President            1978     78           2,129
   and principal stockholder of Fisher-James Company,
   Inc. Biddeford, Maine an office supply and equipment
   dealer from 1980 to present.

Esther J. Walls, a Director of the Fund, retired since         1981     65             765
   1990.

Joy L. Liechty, a Director of the Fund and from 1989 to        1991     42             762
   the present, Client and Sales Advocate of Mennonite
   Mutual Aid Association.

Sanford C. Sherman, a Director of the Fund and from            1992     60             856
   1981 to the present, President of the Piscataqua
   Savings Bank of Portsmouth, N.H.


- ---------------
* Interested Person of the Fund under the 1940 Act.

    The 1940 Act provides that the affiliates of an investment adviser to a fund may receive any amount or benefit in connection with a sale of securities of the adviser which results in an assignment of the investment advisory contract with the fund or a change of control of the adviser if, among other things, for at least three years following such action, at least 75% of the Directors


                                       8


of the fund are not "interested persons" of the new Adviser or the predecessor adviser. The 1940 Act further provides that any vacancy on the Board of Directors which occurs in connection with compliance with the aforementioned 75% requirement and which must be filled by a person who is not an interested person of the adviser, should be filled only by a person who is selected and proposed for election by a majority of directors who are not themselves interested persons and who are elected by the shareholders of the Fund.

    In addition, no "unfair burden" may be imposed on the Fund as a result of such sale of an interest in the Adviser, and no express or implied terms, conditions or understandings may be applicable to such sale. For this purpose, an "unfair burden" includes any arrangement during the two-year period after the transaction whereby either the predecessor or successor investment adviser, or any of their interested persons, receives any compensation in connection with the purchase or sale of portfolio securities to or from the Fund (other than bona fide ordinary compensation as principal underwriter or distributor for the
Fund) or receives any compensation from the Fund or its securities holders for more than bona fide investment advisory or other services. No such compensation arrangements are contemplated to the proposed transaction.

    Three of the Fund's existing Directors are interested persons of the Adviser. The other six Directors are not interested persons. In order to satisfy the above requirements of the 1940 Act and to meet a condition to consummation of the proposed acquisition, Messers. Tyson, Corbett and Brown have agreed to resign from the Board of Directors of the Fund effective upon consummation of the acquisition of the Adviser by the purchasers. No other changes in the membership of the Board of Directors of the Fund are anticipated. If the acquisition is consummated, the members of the Board of Directors of the Fund will number eight and will consist of Laurence A. Shadek and Thomas W. Grant who will be interested persons of the Adviser and the Fund and the present six directors who will not be interested persons of the Adviser or the Fund. Each will serve until the next annual meeting of shareholders or until his successor is duly elected. It is intended that at least 75% percent of the Board of Directors of the Fund will be non-interested persons of the Adviser for at least three years after the acquisition of the Adviser.

    The  officers  of  the  Fund  immediately  following   consummation  of  the
acquisition will be:


    Laurence A. Shadek, Chairman of the Board of Directors
    Luther E. Tyson, President
    Thomas W. Grant, Vice Chairman of the Board of Directors
    Anthony S. Brown, Executive Vice President, Treasurer and Portfolio Manager William M. Prifti, Esq., Secretary


    The Fund currently pays each Director who receives no compensation from the Adviser a Director's fee of $1,000 for attendance at each Directors meeting and $1,000 is also paid to members of the Audit Committee. Each of the Fund's Directors receive reimbursement for travel expenses incurred in attending Board meetings. The Fund does not compensate its officers for services rendered in such capacity (except for legal counsel who occupies the position of Secretary) nor has the Fund adopted a pension plan or any other plan that would afford benefits in any way to its Officers or Directors.

    The Fund's Board of Directors held four meetings during the fiscal year ended December 31, 1995. Each of the Directors attended at least 75% of the aggregate number of meetings held in the fiscal year and each meeting of a committee on which they served as a member. The Board of


                                        9

Directors of the Fund has no standing committees, other than an audit committee which held two meetings during the 1995 fiscal year. The Audit Committee reviews the financial statements of the Fund and monitors all of the Fund's auditing procedures. It is composed of Raymond L. Mannix and Ralph M. Hayward who are not interested persons of the Fund (as defined in the 1940 Act).

    The executive committee of the Fund acts as the investment committee and selects investments for portfolio purchase or sale on the recommendation of the Adviser. The Investment Committee is presently composed of Luther E. Tyson and Anthony S. Brown, each of whom is an interested person of the Fund (as defined in the 1940 Act). Upon consummation of the acquisition Messrs. Laurence Shadek, Grant and Brown will constitute the Investment Committee of the Fund.


    Messrs. Shadek and Grant will be officers, directors and employees of the Adviser and Mr. Shadek will own 25% of the outstanding voting stock of the Adviser after the acquisition. Both persons will be "interested persons" (as that defined in the 1940 Act) of the Fund. They will receive no remuneration of any kind from the Fund. The remaining directors of the Fund are not "interested persons" and will receive no compensation from the Adviser.


INFORMATION REGARDING BROKERAGE

    If the New Contract with the Adviser is approved and the acquisition of the Adviser is consummated, the Fund will continue its current policies relating to brokerage, which are set forth below.

    The purchase and sale of securities and all trading activities are conducted by or under the control of the Portfolio Manager of the Fund. In purchasing and selling portfolio securities, the Fund's primary consideration is to obtain the best possible price and the most efficient possible execution. Subject to this objective, brokerage business is generally allocated to brokerage houses which provide services in executing trades and furnishing market quotations and data to the Fund. The amount allocated to any particular broker may not necessarily reflect the actual or proportionate value of services rendered to the Fund. No formula is used in the allocation of portfolio transactions. Commissions are negotiated on all securities transactions. The broker-dealers may be selected to participate in portfolio transactions on the basis of their professional capability and the value and quality of their brokerage research services. This selection is made by the Portfolio Manager of the Fund which also directs the trading for the Fund. In his capacity as portfolio manager and as portfolio trader, the Portfolio Manager negotiates prices and determines commissions.

    Brokerage services may include such factors as furnishing market quotations, knowledge of a particular security or market, proven ability to handle a particular type of trade, willingness and ability to take positions in securities and promptness, reliability and confidentiality. Research services may include the furnishing of analysis and reports concerning industries, securities, economic factors and portfolio strategy.

    Although such research is often useful, the Adviser has advised the Fund that no dollar value can be ascribed to it, and it is not a substitute for services provided by the Adviser to the Fund. The receipt of research from broker-dealers does not materially reduce or otherwise affect the expenses incurred by the Adviser in the performance of its services to the Fund. No commitments regarding


                                       10


the allocation of brokerage business among broker-dealers exist on the part of Portfolio Manager, the Adviser, the Directors of the Fund or any other affiliated person. There is no formula for determining the allocation of trading among broker-dealers.

    In 1995, the Fund purchased and sold securities with a total market value of approximately $243,159,000 other than short term investments. Over the past three years, compensation for brokerage commissions paid to
H. G. Wellington & Co., Inc. has not exceeded 15% of total brokerage commissions paid by the Fund.

OTHER BUSINESS

    The Directors of the Fund are not aware of any other business to be acted upon at the Special Meeting other than described herein. It is not anticipated that other matters will be brought before the Special Meeting. If, however, other matters are duly brought before the Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

EXPENSES OF PROXY SOLICITATION


    The cost of the Special Meeting including the solicitation of proxies will be borne equally by the current shareholders of the Adviser and the Shadek purchasers except that in no event will the Shadek purchaser's share of such expenses exceed $30,000. Fund counsel fees will be borne equally by such persons. The proposed solicitation of proxies will be made by mail but supplemental solicitations may be by mail, telephone, or telegraph by regular employees of the Adviser who will not be additionally compensated therefor. It is anticipated that the cost for such supplemental solicitations, if any, would be nominal. The Fund will forward to any record owners proxy materials for any beneficial owners that such record owners may request.




                                       11


                                                                       EXHIBIT A

                       INVESTMENT ADVISORY CONTRACT

Ladies and Gentlemen:


    The undersigned Pax World Fund, Incorporated (the "Fund"), is an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"). The Fund is an open-end diversified management investment company, as defined in the Investment Company Act, and invests and reinvests its assets in a portfolio of investments. The Fund hereby engages Pax World Management Corporation ("You" or the "Company") to act as its investment adviser and financial agent, subject to the terms and conditions herein set forth.


SECTION 1. MANAGEMENT SERVICES

The Fund will, from time to time, furnish to you detailed statements of the investments and resources of the Fund and information as to its investment needs, and will make available to you such financial reports, proxy statements, legal and other information relating to its investments as may be in the possession of the Fund or available to it.

You shall, at your expense, use your experience, staff and other facilities to conduct and maintain a continuous review of the Fund's investments, resources, and needs, and shall from time to time furnish to the Directors of the Fund (the "Directors") or others, as the Directors shall direct, your advice and recommendations with respect to the purchase and sale of investments by the Fund and the making of commitments thereto. In conducting such review and furnishing such advice and recommendations, you shall be guided by the Fund's investment policy and restrictions as delineated and limited by the statements contained in the various documents and amendments therein filed with the Securities and Exchange Commission.


    You shall place at the disposal of the Fund such statistical research, analytical and technical services, information and reports as may reasonably be required, shall furnish the Fund with, and pay the salaries of, executive, administrative, and clerical personnel of the Fund, and in general shall supervise the affairs of the Fund, subject to the control of the Directors. Your advice and recommendations with respect to the purchase and sale of investments and the making of investment commitments shall be submitted at the principal offices of the Fund to the Directors of the Fund, to an investment committee thereof, or to such other person or persons as the Directors or such investment committee shall designate for that purpose. The Directors, such investment committee, or such designated person or persons shall have full authority to act upon such advice and recommendations and to place orders on behalf of the Fund for the purchase and sale of investments. Reports of portfolio recommendations shall be made quarterly to the Directors or more frequently as the Directors may from time to time determine.

SECTION 2. DUTIES AS FINANCIAL AGENT OF THE FUND.

You shall keep the books and financial records of the Fund, and on behalf of the Fund shall compare the value of the principal and income of the Fund and of its shares (in accordance with the instructions of the Directors) at such times as the Directors may direct, and shall perform such other services as are reasonably related to the foregoing duties. You shall furnish to the Fund and the Directors statements with respect to the valuation of the Fund and its shares, at such times, and in such forms, as the Directors may prescribe.




                                      A-1


SECTION 3. BROKERAGE SERVICES

When and if the Directors so request, you shall furnish brokerage services in connection with the Fund's investments, and may make such charges for those services as are permitted by law or by the applicable rules of the National Association of Securities Dealers, Inc., or any stock exchange, but only if and to the extent that any such charges are permitted by the By-Laws and/or Articles of Incorporation of the Fund as then in effect.

At any time when you shall have been requested to act in your capacity as broker in connection with any of the Fund's investments, you shall deposit with or obtain from the Fund's Custodian any and all of such securities and investments only in accordance with the requirements and provisions of the Custodial Contract. It is the intent hereof that the Fund's Custodian shall obtain and maintain the exclusive possession of, and be responsible for, the security and safekeeping of the Fund's investments, and that you shall have possession of such investments only as shall be required to implement transactions normally requiring the services of a broker, and which have been directed by the Directors or persons appointed by them.

SECTION 4. ADDITIONAL SERVICES, EXPENSES, ETC.

You shall furnish to the Fund, and pay for, such office space and facilities, including, without being limited to, stenographic, telephone, telegraphic, mailing, and other facilities as the Directors shall request in connection with the operations of the Fund. It is the intent of this contract that through your staff you shall supply and pay for such services as are deemed by the Directors to be necessary or desirable and proper for the continuous operations of the Fund. However, you shall not be required to pay for the commissions or fees of the Fund's Custodian, distributor, registrar, transfer agent and dividend disbursing agent, independent accountants, and legal counsel; not to pay for any expenses in connection with the Fund's administrative activities performed by you under this contract which are not directly connected with or required by virtue of the act of selling the Fund's shares, including without limitation the printing and mailing costs of Fund share certificates, reports and notices to Fund shareholders, and proxy materials; and taxes, commissions, and other expenses in connection with the purchase and sale of Fund investments; provided, however, that you shall pay any Fund expenses, excluding taxes and brokerage commissions, in excess of one and one-half per cent (1 1/2 %) of the average net asset value of the Fund per annum.

SECTION 5. INDEPENDENT CONTRACTOR

You shall, for all purposes, be deemed to be an independent contractor and shall have no authority to act for or represent the Fund unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by you, whether on your behalf or purported to have been entered into on behalf of the Fund, shall be binding upon the Fund, and all acts authorized to be done by you under this contract shall be done by you as an independent contractor and not as agent.

SECTION 6. MULTIPLE CAPACITIES, TRANSACTIONS

Nothing contained in this contract shall be deemed to prohibit you from acting, and being separately compensated for so acting, in one or more capacities on behalf of the Fund, including but not limited to, the capacities of investment adviser, broker, and distributor. Whenever you shall be



                                      A-2


required to act in multiple capacities, either under this contract or by virtue of this and any other contract between you and the Fund, you shall maintain the appropriate separate accounts and records for each such capacity.

Except to the extent necessary for performance of your obligations hereunder, nothing in this contract shall restrict your right or the right of any of your directors, officers or employees (whether or not they are directors, officers or employees of the Fund) to engage in any other business or to devote time and attention to the management or other aspects of any other business whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association or to participate or to be otherwise interested, as principal, agent or otherwise, in sales, purchases or other transactions with the Fund or its directors, officers, agents, attorneys, servants, independent contractors, brokers, custodian, underwriters, distributors and other persons, except as may be prohibited by the Investment Company Act of 1940.

It is understood and agreed that the directors, officers, agents, employees and Shareholders of the Fund may be interested in the Company as directors, officers, agents, employees and shareholders and may be interested in the Fund as a shareholder or otherwise. Specifically, it is understood and agreed that the officers, directors, shareholders and employees of the Company may simultaneously be directors and/or officers of the Fund, but that they are to receive no remuneration solely for acting in those capacities.

SECTION 7. COMPENSATION FOR SERVICES.


Except as provided below, you shall receive such compensation for your services as is provided in this Section, and such payments shall be the only compensation to which you shall be entitled under this contract. The compensation referred to herein shall not be deemed to include, and shall be in addition to (i) any charges you may make to the Fund in your capacity as broker for purchases or sales of securities and investments pursuant to Section 3 hereof, and (ii) any payments which you may receive in connection with your services as Distributor of the Fund's shares if such is provided.

Subject to the foregoing exceptions and limitations, the Fund will pay to you a fee per annum computed at the following rates: 3/4 of 1% on the first $25 million dollars of the average net asset value of the Fund, and 1/2 of 1% in excess of $25 million dollars for the fiscal year. The fee shall be paid to you in monthly installments on the last business day of each month and the amount of each such payment shall be computed and accrued on the basis of the net asset value of the Fund at the end of each business day during each calendar month.

SECTION 8. LIABILITY

You shall give the Fund the benefit of your best judgment and efforts in rendering the services set forth herein, and the Fund agrees as an inducement to the undertaking of these services by you that you shall not be liable for any loss suffered by the Fund resulting from any error of judgment or any mistake of law or fact in connection with any matters as to which this contract relates, except that nothing herein contained shall be construed to protect you against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reckless disregard of your obligations or duties under this contract.



                                      A-3


SECTION 9. APPROVAL OF CONTRACT TERMINATION.


As promptly as practicable after its execution, this contract will be submitted to the Fund's shareholders for approval at a meeting thereof duly convened for such purpose. If approved at such meeting by the vote of the holders of a majority of the Fund's outstanding voting shares, the contract shall be effective September 27, 1996 for an initial term expiring June 30, 1997. Thereafter the contract will continue in effect for successive yearly terms ending June 30, following the conclusion of each annual meeting of shareholders, unless earlier terminated by either party as set forth below, provided that the renewal of the contract and its terms are specifically approved annually by the vote of the holders of a majority of the Fund's outstanding shares or annually by the majority vote of the disinterested directors. The contract is terminable by either party on sixty (60) days written notice, with or without cause and without payment of any penalty, and will terminate automatically in the event of any assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the Investment Company Act of 1940, in which event this contract shall continue in full force and effect.


This contract may not be amended, transferred or assigned, or in any manner hypothecated or pledged, nor may any new contract become effective, without the affirmative vote or written consent of the holders of a majority of the outstanding voting shares of the Fund; provided, that this limitation shall not prevent any non-material amendments to the contract or such amendments as may be required by federal or state regulatory bodies.

SECTION 10. CONCERNING APPLICABLE PROVISIONS OF LAW, ETC.


This contract shall be subject to all applicable provisions of law, including without being limited to, the applicable provisions of the Investment Company Act of 1940, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.


This contract is executed and delivered in Portsmouth, N.H. and the laws of the State of New Hampshire shall except to the extent that any applicable provisions of some other laws shall be controlling, govern the construction, validity and effect of this contract.

The  headings  preceding  the text of the several  Sections  herein are inserted
solely  for   convenience  of  reference  and  shall  not  affect  the  meaning, construction, or effect of this contract.



                                      A-4


If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this letter and returning the same to the undersigned, whereupon this letter shall constitute a binding contract between the parties herein.

                                            Very truly yours


                                            PAX WORLD FUND, INCORPORATED

                                            By_________________________________

(corporate seal)
Accepted by


Pax World Management Corp.


By_______________________________
           President
By_______________________________
           Secretary

Date:      , 1996



                                      A-5